 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Amendment No. __
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 29, 2022

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Silver City Road, PO Box 432, Eureka, UT	84628
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
 General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03
Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

On January 29, 2022, t
he Company entered promissory note agreement with Coventry Enterprises LLC (“Coventry”). The promissory note is in the principal amount of $90,000, including an original issue discount of 16.7%, resulting in net proceeds to the Company of $75,000. The annual interest rate of the promissory note is 10%.

Principal and interest is due to Coventry in seven equal monthly payments of $14,142.50 commencing on June 24, 2022 until the promissory note is paid in full no later than January 24, 2023. In the Event of Default, Coventry will have the right to convert the outstanding principal and interest into stock at a price equal to ninety (90) percent of the lowest trading price over a ten (10) day trading period immediately prior to the date of conversion.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	February 4, 2022	/s/ Christopher T. Carney
By: Christopher T. Carney
Chief Executive Officer